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                                                                    Exhibit 10.2

                                ACETO CORPORATION

                   FORM OF NONQUALIFIED STOCK OPTION AGREEMENT


--------------------------------            ------------------------------------
Name of Option Holder                       No. of Stock Option Agreement


                                            September 9, 2004
--------------------------------            ------------------------------------
Total Number of Shares                      Date of Grant
Subject to Option


$                                           September 9, 2014
 ----------------                           ------------------------------------
Exercise Price                                       Expiration Date
Per Share


        NONQUALIFIED STOCK OPTION granted by Aceto Corporation, a New York corporation (the "Company") to the above-named option holder (the "Optionee"), an employee of the Company or one of its subsidiaries, pursuant to the Company's 1998 Stock Option Plan, as amended (the "Plan").

        1.      GRANT AND VESTING OF OPTION

        The Company hereby grants to the Optionee an option to purchase on the terms herein provided a total of the number of shares of common stock. $.01 par value, of the Company set forth above, at an exercise price per share as set forth above.

        The Optionee's right to exercise this option is fully vested as of the date of grant set forth above. This option shall expire, however, and not be exercisable after the expiration of 10 years from this date of grant.

        2.      STOCK TO BE DELIVERED

        Stock to be delivered upon the exercise of this option may constitute an original issue of authorized stock or may consist of treasury stock.

        3.      EXERCISE OF OPTION

        The Optionee, or the person authorized to exercise this option under Paragraph 7 herein, may exercise this option, and access information regarding the Optionee's account, through the duly authorized administrator of the Plan, The Bank of New York, either via the Internet at WWW.BNYMYSTOCK.COM/ACETO, or by calling 800-709-4120 or 248-637-9281.

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        4.      PAYMENT FOR AND DELIVERY OF STOCK

        Full payment shall be made for all shares of which this option is exercised at the time of such exercise, and no shares shall be delivered until such payment is made. Payment may be made by check or by exchanging mature shares of the Company's common stock owned by the Optionee, or by a combination of the foregoing, provided that the combined value of all cash and the fair market value, as defined in the Plan, of any such shares is at least equal to the full exercise price. Certificates for exchanged shares, if any, shall be accompanied by the appropriate documentation as required by the Company and/or the administrator of the Plan.

        The Company shall not be obligated to deliver any stock unless and until all applicable federal and state laws and regulations have been complied with, nor in the event the outstanding common stock is at the time listed upon the Nasdaq National Market or any stock exchange, unless and until the shares to be delivered have been listed, or authorized to be added to the list by the Nasdaq National Market or the exchanges where it is listed, nor unless and until all legal matters in connection with the issuance and delivery of the shares have been approved by counsel for the Company.

        5.      NONTRANSFERABILITY OF OPTION

        This option may not be transferred by the Optionee otherwise than by will or the laws of descent and distribution, or pursuant to a Qualified Domestic Relations Order ( a "QDRO").

        6.      TERMINATION OF EMPLOYMENT

        In the event of the termination of the Optionee's employment with the Company due to any reason other than death, disability or retirement, this option, to the extent it has not previously been exercised, shall expire on the first anniversary of such termination of employment. Nothing herein shall be construed as extending the exercisability of this option to a date more than 10 years after the date this option is granted.

        7.      DEATH

        In the event of the death of the Optionee while employed by the Company, this option, to the extent it has not previously been exercised, shall be exercisable at any time within 90 days of the Optionee's death.

        In the event an option is exercised by the executor or administrator of a deceased Optionee's estate, or by the person or persons to whom the option has been transferred by the Optionee's will or the applicable laws of descent and distribution, the Company shall be under no obligation to deliver stock thereunder unless and until the Company is satisfied that the person or person exercising the option is or are the duly appointed executor or administrator of the deceased Optionee's estate, or the person to whom the option has been transferred by the Optionee's will or by the applicable laws of descent and distribution.

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        8.      DISABILITY

        In the event of the permanent and total disability of the Optionee, to be exclusively determined in good faith by the Company, this option, to the extent it has not previously been exercised, shall be exercisable at any time within 90 days of such determination of disability by the Company.

        9.      RETIREMENT

        In the event the Optionee retires in good standing, this option, to the extent it has not previously been exercised, shall be exercisable at any time within 90 days of such retirement.

        10.     CHANGES IN STOCK

        In the event of a stock dividend, recapitalization, forward stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares of the Company's common stock, or other similar corporate transaction or event affects the shares such that an adjustment is appropriate in order to prevent dilution or enlargement of benefits intended to be made available, then the number and kind of shares of stock of the Company covered by this option, the option price and other relevant provisions shall be appropriately adjusted by the Board of Directors of the Company whose determination shall be binding on all persons.

        11.     CONTINUANCE OF EMPLOYMENT

        This option shall not be deemed to obligate the Company or any of its subsidiaries to retain the Optionee in its employ for any period.

        12.     PROVISIONS OF THE PLAN

        This nonqualified stock option agreement incorporates by reference the terms of the Plan and is subject to the provisions thereof. This stock option agreement shall be construed in accordance with the Plan, and any provision of this agreement held to be inconsistent therewith shall be severable and of no force or effect.

        IN WITNESS WHEREOF, the Company has caused this stock option agreement to be executed by a duly authorized officer of the Company.


                                           By:
                                               ---------------------------------
                                               Leonard S. Schwartz
                                               Chairman, CEO and President